UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FSP Phoenix Tower Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

FSP PHOENIX TOWER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 4, 2012, FSP Phoenix Tower Limited Partnership (the “Seller”), an entity that is wholly-owned by FSP Phoenix Tower Corp. (the “Registrant”), entered into an agreement for the purchase and sale of real property (the “Agreement”) with Rosemont Realty, LLC (the “Buyer”).  There are no material relationships, other than in respect of the Agreement, among the Buyer and the Seller, the Registrant or any of the Registrant’s affiliates.  The Seller’s real property is located at 3200 Southeast Freeway, Houston, and is a 34-story multi-tenant office building containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land (the “Property”).  The purchase price of the Property is $123,250,000. The sale of the Property is subject to the Registrant obtaining the consent of the holders of its preferred and common stock and to customary conditions and termination rights for transactions of this type, including a due diligence inspection period for the Buyer.  Assuming that the Registrant obtains the required consent of the holders of its preferred and common stock, the Buyer completes a satisfactory due diligence inspection of the Property and certain other conditions are satisfied, the Registrant anticipates that the closing of the sale of the Property will take place in the third quarter of 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: June 8, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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